 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 1997.

                                                REGISTRATION NO. 333-24173
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             BANK PLUS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         DELAWARE                    6712                    95-1782887
     (State or Other          (Primary Standard           (I.R.S. Employer
     Jurisdiction of              Industrial           Identification Number)
     Incorporation or        Classification Code
      Organization)                Number)

                            4565 COLORADO BOULEVARD
                         LOS ANGELES, CALIFORNIA 90039
                                (818) 241-6215
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ----------------

                            GODFREY B. EVANS, ESQ.
                                GENERAL COUNSEL
                             BANK PLUS CORPORATION
                            4565 COLORADO BOULEVARD
                         LOS ANGELES, CALIFORNIA 90039
                                (818) 549-3330
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               ----------------

                                   Copy to:
                              JOHN L. SAVVA, ESQ.
                              SULLIVAN & CROMWELL
                      444 SOUTH FLOWER STREET, 12TH FLOOR
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 955-8000

                               ----------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's certificate of incorporation limits the liability of directors to the Registrant or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit. This provision does not affect a director's responsibilities under certain other laws such as the federal securities laws or state or federal environmental laws.

  The bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

  The Registrant has entered into indemnification agreements with its directors and officers which provide for broad indemnification, except where the "reviewing party" has determined that the indemnitee would not be entitled to be indemnified under applicable law. The "reviewing party" is defined as the majority vote of the directors of Registrant not subject to the particular claim or, if none, independent legal counsel selected by the indemnitee and approved by the Registrant. No payments may be made under these indemnification agreements in connection with claims made against a director or officer for which payment is made under an insurance policy or for which such person is otherwise indemnified.

  Under an insurance policy currently maintained by the Registrant, the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which may be imposed as a result of such claims, actions, suits or proceedings which may be brought against them by reason of being or having been such directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits.

   2.1    Agreement and Plan of Reorganization, dated as of March 27, 1996, among
          Fidelity, Bank Plus and Fidelity Interim Bank (incorporated by reference to Exhibit 2.1 to the Form 8-B of Bank Plus filed with the Commission on
          April 22, 1996).
   4.1*   Form of Indenture between Bank Plus and The Bank of New York, as
          Trustee, relating to the 12% Senior Notes due        , 2007 of Bank
          Plus.
   5.1+   Opinion of Sullivan & Cromwell regarding the validity of the securities being registered.
   8.1+   Opinion of Sullivan & Cromwell regarding certain federal income tax matters with respect to the securities being registered.
   12.1++ Statement regarding computation of ratios.
   23.1++ Consent of Deloitte & Touche.
   23.4+  Consents of Sullivan & Cromwell. (Included in its opinions filed as
          Exhibits 5.1 and 8.1 to this Registration Statement.)
   24.1++ Powers of Attorney.
   25.1*  Statement of Eligibility under the Trust Indenture Act of 1939 on Form
          T-1 of The Bank of New York.
   99.1*  Amended and Restated Charter S of Fidelity Federal Bank, A Federal
          Savings Bank; First Supplemental Section to Section 5.B. of Amended and
          Restated Charter S of Fidelity Federal Bank, A Federal Savings Bank;
          Certificate of Amendment.
   99.2++ Form of Notice of Rejection of Offer and instructions thereto.
   99.3++ Form of Letter to Brokers, Dealers, etc.
   99.4++ Form of Letter to Clients and instructions thereto.
   (b) Not applicable.
   (c) Not applicable.

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*  Filed herewith
+To be filed by amendment

++Previously filed

ITEM 22. UNDERTAKING.

  The undersigned Registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4,10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24th day of April, 1997.

                                        BANK PLUS CORPORATION

                                        By:  /s/ Godfrey B. Evans
                                          ____________________________
                                          Godfrey B. Evans
                                          Executive Vice President,
                                          General Counsel and Corporate
                                          Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 24, 1997.

             SIGNATURE                              TITLE
             ---------                              -----
                 *
____________________________________ President, Chief Executive
        Richard M. Greenwood         Officer and Director
                                     (principal executive officer)
                 *
____________________________________ Executive Vice President and
         William L. Sanders          Chief Financial Officer
                                     (principal financial officer)
                 *
____________________________________ Senior Vice President and Controller
          Richard M. Villa           (principal accounting officer)
                 *
____________________________________ Director
         Norman Barker, Jr.
                 *
____________________________________ Director
         Waldo H. Burnside
                 *
____________________________________ Director
         George Gibbs, Jr.
                 *
____________________________________ Director
            Lilly V. Lee
                 *
____________________________________ Director
          Gordon V. Smith
                 *
____________________________________ Director
         Mark Sullivan III

    *Godfrey B. Evans
    /s/ Godfrey B. Evans
__________________________________
     Godfrey B. Evans
     Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT                                    DESCRIPTION
 -------                                    -----------
  2.1     Agreement and Plan of Reorganization, dated as of March 27, 1996, among
          Fidelity, Bank Plus and Fidelity Interim Bank (incorporated by reference to
          Exhibit 2.1 to the Form 8-B of Bank Plus filed with the Commission on April 22,
          1996).
  4.1*    Form of Indenture between Bank Plus and The Bank of New York, as Trustee,
          relating to the 12% Senior Notes due March   , 2007 of Bank Plus.
  5.1+    Opinion of Sullivan & Cromwell regarding the validity of the securities being registered.
  8.1+    Opinion of Sullivan & Cromwell regarding certain federal income tax matters with respect to the securities being registered.
 12.1++   Statement regarding computation of ratios.
 23.1++   Consent of Deloitte & Touche.
 23.4+    Consents of Sullivan & Cromwell. (Included in its opinions filed as Exhibits
          5.1 and 8.1 to this Registration Statement).
 24.1++   Powers of Attorney.
 25.1*    Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of
          The Bank of New York.
 99.1*    Amended and Restated Charter S of Fidelity Federal Bank, A Federal Savings
          Bank; First Supplemental Section to Section 5.B. of Amended and Restated
          Charter S of Fidelity Federal Bank, A Federal Savings Bank; Certificate of
          Amendment.
 99.2++   Form of Notice of Rejection of Offer and instructions thereto.
 99.3++   Form of Letter to Brokers, Dealers, etc.
 99.4++   Form of Letter to Clients and instructions thereto.

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*Filed herewith.
+To be filed by amendment.

++Previously filed